[BULL LOGO]

                                                            Exhibit 17(c)

Merrill Lynch Investment Managers


Merrill Lynch
U.S. High Yield Fund, Inc.


Annual Report
March 31, 2002


www.mlim.ml.com


This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.



Merrill Lynch U.S. High Yield Fund, Inc.
Box 9011
Princeton, NJ
08543-9011



Printed on post-consumer recycled paper



MERRILL LYNCH U.S. HIGH YIELD FUND, INC.


Portfolio
Profile
(unaudited)


The quality ratings of securities in the Trust as of March 31, 2002 were as follows:


                                  Percent of
S&P Rating                  Long-Term Investments

BBB                                  9%
BB                                   28
B                                    44
CCC or lower                         15
NR (Not Rated)                       4





                                Percent of
Five Largest Industries         Net Assets

Utility                           8.0%
Wireless                          7.7
Leisure                           6.0
Energy                            5.7
Health Care                       4.8



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


DEAR SHAREHOLDER


The High-Yield Market
For the six-month period ended March 31, 2002, the high-yield market had a total return of +8.31%, as measured by the Credit Suisse First Boston (CSFB) High Yield Index. While this return was healthy, it represented a recovery from the post-September 11, 2001 lows. The high-yield market continued to experience lingering effects from the devastating events of September 11, 2001, recessionary fears, defaults and accounting scandals. High-yield spreads compared to US Treasury bonds recently fell below 800 basis points (8.00%) for the first time in nearly two years, having peaked at 1,012 basis points in the third quarter of 2001. Yields are still nearly 270 basis points above the ten-year average of 530 basis points compared to US Treasury bonds. Tighter lending standards by commercial banks is creating liquidity problems that remain in place for weakened borrowers despite the recovery recently shown in the economy. The default rate during the fourth quarter of 2001 stood at 6.8% on an annualized basis and grew to nearly 14.3% (annualized) for the three-month period ended February 28, 2002. Enron Corporation's high-profile default had minimal direct impact on the high-yield markets, but the contagion effects were much greater, spreading to both high-yield and investment-grade companies such as Mirant Corporation, Calpine Corporation and The AES Corporation, and to companies in other industries, such as Tyco International Ltd., WorldCom, Inc. and Qwest Communications International Inc. Even market bellwether companies such as IBM Corporation and General Electric Company were not immune to the quality of earnings question often raised in the first quarter of 2002. Throughout the period, the tone of the high-yield market dramatically improved. Investor inflows of $6 billion into high-yield mutual funds for the first quarter of 2002 were nearly 50% of the inflows for all of 2001. The flow of money into high-yield funds tightened spreads of not only the higher-quality sector, but also impacted demand for cyclical and lesser-quality names. This was evident as the average new-issue transaction size fell from $350 million during the first quarter of 2001 to $255 million in 2002. Liquidity, normally a concern in falling markets, remained a significant issue even as we witnessed an improving economic and earnings outlook. As the US economic recovery expands, we believe the high-yield market will remain choppy, but with an upward bias reflecting the improvements and setbacks in the economy. Any sustained high-yield recovery will require a clearly improved earnings picture.

Fiscal Year in Review
For the 12 months ended March 31, 2002, the Fund's Class A, Class B, Class C and Class D Shares had total returns of -1.46%, -2.21%, -2.26% and -1.71%, respectively. (Results shown do not include sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 and 7 of this report to shareholders.) The Fund underperformed the benchmark CSFB High Yield Index, which had a return of +3.36% for the same period.

Performance slightly lagged the Index largely because of issue selection. Our holdings of telecommunications companies, including Nextel Communications, Inc., Impsat Corp. and CTI Holdings were hit especially hard, reflecting slowing growth in earnings and liquidity concerns. Strong performers for the period included manufacturing credits Eagle-Picher Industries and Hexcel Corporation, aerospace credit Fairchild Corporation and Lin Holdings Corporation, a broadcasting holding.

We believe the high-yield market should perform well in anticipation of an economic recovery, however, we also expect increased volatility throughout 2002. As such, we continued to hold a core of solid credits, while branching out into sectors that we believe should improve with the economy. The stable sectors of the economy continued to be chemicals, manufacturing and health care. We also were overweighted in service, aerospace and leisure sectors because of solid asset values and favorable prospects for the economy. Despite the recovering economy, we still find risk to be excessive in the auto and financial sectors because of the unfavorable competitive conditions in the marketplace. Therefore, we continue to hold underweighted positions in those sectors.

Given our positive market outlook, with increased volatility for the remainder of 2002, we are selectively looking to invest excess cash in better-quality issues. At March 31, 2002, the overall credit profile of the Trust was modestly above average relative to the CSFB High Yield Index. Recent examples of the better-quality names that we purchased include Park Place Entertainment Corporation, a BB-rated operator of gaming properties; Ucar Finance Inc., an electrical products producer; and Qwest Corporation, a diversified telecommunications provider. The Trust's five largest industries at March 31, 2002 were utilities, wireless, leisure, energy and health care. (For additional portfolio information, see pages 4 and 5 of this report to shareholders.)


In Conclusion
We appreciate your investment in Merrill Lynch U.S. High Yield Fund, Inc., and we look forward to serving your financial needs in the months and years ahead.



Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director/Trustee

(B. Daniel Evans) B. Daniel Evans
Vice President and Portfolio Manager



May 10, 2002


On April 1, 2002, Vincent T. Lathbury III retired from Merrill Lynch Investment Managers, L.P. (MLIM) after a 20-year career span. Mr. Lathbury joined MLIM in 1982 to help build the company's high-yield debt capability. A well-respected figure in the high-yield debt field, Mr. Lathbury has made many significant contributions to our fixed-income team including integrating our high-yield emerging market and bank debt groups into one non-investment grade platform. Mr. Lathbury's colleagues at MLIM join the Fund's Board of Directors/Trustees in thanking him for his many contributions and wishing him well in his retirement.


At this time, we are pleased to announce that in March 2002 B. Daniel Evans became Portfolio Manager of Merrill Lynch U.S. High Yield Fund, Inc. Mr. Evans joined the high-yield debt area of MLIM in December 2001. Prior to that time, he served as Senior Fund Analyst since 1994, specializing in high-yield and emerging market investments.



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


PORTFOLIO INFORMATION (unaudited)


Ten Largest
Corporate Holdings

                                                                                                                    Percent of
As of March 31, 2002                                                                                                Net Assets
Host Marriott LP    Host Marriott LP is a lodging real estate company that currently owns or holds controlling         2.0%
                    interest in 122 upscale and luxury hotel properties primarily under premium brands such as Marriott, Ritz-Carlton, Hyatt, Four Seasons, Hilton and Swissotel.

CMS Energy          CMS Energy Corp. provides energy services as well as develops, owns and operates energy            1.9
Corp.               facilities around the world. The company is involved in electric and gas utility operations, electric power production, oil and gas exploration and production, natural gas transmission, storage and processing, international energy distribution, energy marketing services and trading.

Park Place          Park Place Entertainment Corporation owns, manages or has an interest in gaming properties.        1.9
Entertainment       The company operates under the Bally's, Caesars, Flamingo, Grand and Hilton brand names
Corporation         worldwide.

Forest City         Forest City Enterprises, Inc. owns, develops, acquires and manages real estate projects            1.9
Enterprises,        in various states. The company's portfolio includes regional malls, specialty retail
Inc.                centers, office buildings, mixed-use projects, multi-family properties, and master planned communities. Forest City also operates a lumber wholesaling business.

Protection One      Protection One Alarm Monitoring provides monitoring and related security services. The             1.8
Alarm Monitoring    company provides its services to residential and commercial subscribers in North America and Europe.

The AES             The AES Corporation is a leading global power company comprised of businesses providing            1.5
Corporation         generation, distribution and retail supply. The company's generating assets include interest in 128 facilities, totaling over 44 gigawatts of capacity. The AES Corporation's electricity distribution network has more than 954,000 km of conductor and associated rights of way and sells over 114,000 gigawatt hours per year to over 15 million end-use customers. In addition, through its various retail electricity supply businesses, the company sells electricity to more than 154,000 end-use customers.

Calpine             Calpine Corporation acquires, develops, owns and operates power generation facilities,             1.5
Corporation         as well as sells electricity in the United States. The company also provides thermal energy for industrial customers.

Adelphia            Adelphia Communications Corporation owns and operates cable television systems with systems        1.5
Communications      primarily in suburban areas of large- and medium-sized cities in the United States. The
Corporation         company also owns and operates a super regional provider of integrated communications services in the Eastern United States.

Hilton Hotels       Hilton Hotels Corporation owns, manages and franchises hotels. The company operates Hilton,        1.5
Corporation         Hilton Garden Inn, Hilton Suites, Doubletree Hotels and Guests Suites, Hampton Inn and
                    other hotels in the United States and other countries around the world.  Hilton also has vacation ownership operations.

Primedia, Inc.*     Primedia, Inc. is a subsidiary of Primedia Limited, which operates a group of companies            1.5
                    with diverse interests in entertainment, media and communications. The group distributes movies as well as operates a chain of movie theaters and radio stations. Other activities include broadcasting, outdoor advertising, specialist publishing, direct marketing, interactive multimedia and specialist marketing and promotion.

*Includes combined holdings.


Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002

PERFORMANCE DATA

About Fund Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. These classes of shares automatically convert to Class D Shares after approximately ten years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Fund's Investment Adviser voluntarily waived a portion of its management fee. Without such waiver, the Fund's performance would have been lower.


Total Return
Based on a
$10,000
Investment


A line graph illustrating the growth of a $10,000 investment in ML U.S. High Yield Fund, Inc.++ Class A and Class B Shares* compared to a similar investment in Credit Suisse First Boston Global High Yield Index++++. Values illustrated are as follow:


ML U.S. High Yield Fund, Inc.++
Class A Shares*

Date                       Value

5/1/1998*                $ 9,600.00
March 1999               $ 9,841.00
March 2000               $ 9,647.00
March 2001               $ 9,084.00
March 2002               $ 8,951.00


ML U.S. High Yield Fund, Inc.++
Class B Shares*

Date                       Value

5/1/1998*                $10,000.00
March 1999               $10,180.00
March 2000               $ 9,903.00
March 2001               $ 9,253.00
March 2002               $ 8,996.00


Credit Suisse First Boston Global
High Yield Index++++.

Date                       Value

5/1/1998*                $10,000.00
March 1999               $ 9,822.00
March 2000               $ 9,852.00
March 2001               $ 9,927.00
March 2002               $10,261.00


A line graph illustrating the growth of a $10,000 investment in ML U.S. High Yield Fund, Inc.++ Class C and Class D Shares* compared to a similar investment in Credit Suisse First Boston Global High Yield Index++++. Values illustrated are as follow:


ML U.S. High Yield Fund, Inc.++
Class C Shares*

Date                       Value

5/1/1998*                $10,000.00
March 1999               $10,175.00
March 2000               $ 9,894.00
March 2001               $ 9,240.00
March 2002               $ 9,031.00


ML U.S. High Yield Fund, Inc.++
Class D Shares*

Date                       Value

5/1/1998*                $ 9,600.00
March 1999               $ 9,819.00
March 2000               $ 9,601.00
March 2001               $ 9,017.00
March 2002               $ 8,863.00


Credit Suisse First Boston Global
High Yield Index++++.

Date                       Value

5/1/1998*                $10,000.00
March 1999               $ 9,822.00
March 2000               $ 9,852.00
March 2001               $ 9,927.00
March 2002               $10,261.00


*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**Commencement of operations.
++The Fund invests all of its assets in Master U.S. High Yield Trust. The Trust invests primarily in a diversified portfolio of corporate fixed-income securities that are rated in the lower rating categories of the established rating services (BBB/Baa or lower).
++++This unmanaged market-weighted Index, which mirrors the high- yield debt market, is comprised of securities rated BBB or below. The starting date for the Index in each of the graphs is from 5/31/98.
Past performance is not predictive of future performance.


Average Annual
Total Return

                                   % Return Without   % Return With
                                     Sales Charge     Sales Charge**
Class A Shares*

One Year Ended 3/31/02                     -1.46%         -5.41%
Inception (5/01/98) through 3/31/02        -1.77          -2.79

*Maximum sales charge is 4%.
**Assuming maximum sales charge.


                                        % Return        % Return
                                       Without CDSC    With CDSC**
Class B Shares*

One Year Ended 3/31/02                     -2.21%         -5.75%
Inception (5/01/98) through 3/31/02        -2.52          -2.67

*Maximum contingent deferred sales charge is 4% and is reduced to 0% after four years.
**Assuming payment of applicable contingent deferred sales charge.


                                        % Return        % Return
                                       Without CDSC    With CDSC**
Class C Shares*

One Year Ended 3/31/02                     -2.26%         -3.15%
Inception (5/01/98) through 3/31/02        -2.57          -2.57

*Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**Assuming payment of applicable contingent deferred sales charge.


                                   % Return Without   % Return With
                                     Sales Charge     Sales Charge**
Class D Shares*

One Year Ended 3/31/02                     -1.71%         -5.64%
Inception (5/01/98) through 3/31/02        -2.02          -3.04

*Maximum sales charge is 4%.
**Assuming maximum sales charge.


Recent
Performance
Results


                                                         6-Month        12-Month    Since Inception   Standardized
As of March 31, 2002                                   Total Return   Total Return    Total Return    30-day Yield
ML U.S. High Yield Fund, Inc. Class A Shares*              +7.67%         -1.46%       - 6.77%          8.97%
ML U.S. High Yield Fund, Inc. Class B Shares*              +7.26          -2.21        - 9.51           9.34
ML U.S. High Yield Fund, Inc. Class C Shares*              +7.24          -2.26        - 9.69           9.34
ML U.S. High Yield Fund, Inc. Class D Shares*              +7.54          -1.71        - 7.68           8.97
Merrill Lynch High Yield US Corporates, Cash Pay Index**   +7.61          +1.95        + 5.48            --
Credit SuisseFirst Boston High Yield Index **              +8.31          +3.36        + 2.61            --
Ten-Year US Treasury Securities***                         -4.23          +0.32        +18.09            --

*Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. The Fund's inception date is 5/01/98.
**Unmanaged. These market-weighted Indexes mirror the high-yield debt market of securities rated BBB or lower. Since inception total return for Merrill Lynch
High Yield US Corporates, Cash Pay Index is from 4/30/98. Since inception total return for CS First Boston High Yield Index is from 5/31/98.
***Since inception total return is from 5/31/98.



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002



STATEMENT OF ASSETS AND LIABILITIES

MERRILL LYNCH
U.S. HIGH YIELD
FUND, INC.      As of March 31, 2002

Assets:         Investment in Master U.S. High Yield Trust, at value
                (identified cost--$732,470,746)                                                              $545,190,852
                Prepaid registration fees and other assets                                                         78,752
                                                                                                           --------------
                Total assets                                                                                  545,269,604
                                                                                                           --------------


Liabilities:    Payables:
                   Dividends to shareholders                                            $    1,026,370
                   Distributor                                                                 289,065
                   Administrator                                                               103,301          1,418,736
                                                                                        --------------
                Accrued expenses                                                                                  129,136
                                                                                                           --------------
                Total liabilities                                                                               1,547,872
                                                                                                           --------------

Net Assets:     Net assets                                                                                  $543,721,732
                                                                                                           ==============

Net Assets      Class A Shares of Common Stock, $.10 par value, 100,000,000
Consist of:     shares authorized                                                                            $    625,246
                Class B Shares of Common Stock, $.10 par value, 100,000,000
                shares authorized                                                                               5,475,233
                Class C Shares of Common Stock, $.10 par value, 100,000,000
                shares authorized                                                                               1,509,452
                Class D Shares of Common Stock, $.10 par value, 100,000,000
                shares authorized                                                                               1,288,094
                Paid-in capital in excess of par                                                              805,568,468
                Undistributed investment income--net                                    $    6,852,937
                Accumulated realized capital losses on investments from the Trust--net     (90,317,804)
                Unrealized depreciation on investments from the Trust--net                (187,279,894)
                                                                                         --------------
                Total accumulated losses--net                                                                (270,744,761)
                                                                                                           --------------
                Net assets                                                                                  $ 543,721,732
                                                                                                           ==============

Net Asset       Class A--Based on net assets of $38,199,628 and 6,252,464
Value:                   shares outstanding                                                                $         6.11
                                                                                                           ==============
                Class B--Based on net assets of $334,584,337 and 54,752,330
                         shares outstanding                                                                $         6.11
                                                                                                           ==============
                Class C--Based on net assets of $92,233,792 and 15,094,523
                         shares outstanding                                                                $         6.11
                                                                                                           ==============
                Class D--Based on net assets of $78,703,975 and 12,880,943
                         shares outstanding                                                                $         6.11
                                                                                                           ==============

See Notes to Financial Statements.



STATEMENT OF OPERATIONS

MERRILL LYNCH
U.S. HIGH YIELD
FUND, INC.      For the Year Ended March 31, 2002

Investment      Net investment income allocated from the Trust:
Income            Interest                                                                                 $   61,621,039

From the          Dividends                                                                                     1,667,116
Trust--Net:       Expenses                                                                                     (2,255,728)
                                                                                                           --------------
                Net investment income from the Trust                                                           61,032,427
                                                                                                           --------------

Expenses:       Account maintenance and distribution fees--Class B                          2,602,243
                Administration fee                                                          1,336,761
                Account maintenance and distribution fees--Class C                            687,304
                Transfer agent fees--Class B                                                  368,076
                Account maintenance fees--Class D                                             185,091
                Transfer agent fees--Class C                                                   91,212
                Professional fees                                                              84,850
                Transfer agent fees--Class D                                                   75,520
                Printing and shareholder reports                                               74,293
                Registration fees                                                              68,146
                Transfer agent fees--Class A                                                   28,533
                Accounting services                                                            19,311
                Other                                                                           7,249
                                                                                       --------------
                Total expenses                                                                                  5,628,589
                                                                                                           --------------
                Investment income--net                                                                         55,403,838

Realized &      Realized loss on investments from the Trust--net                                              (72,375,738)
Unrealized      Change in unrealized depreciation on investments from the Trust--net                            5,704,308
Gain (Loss)                                                                                                --------------
From the        Net Decrease in Net Assets Resulting from Operations                                       $  (11,267,592)
Trust--Net:                                                                                                ==============

See Notes to Financial Statements.



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002



STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                   For the
MERRILL LYNCH                                                                                     Year Ended
U.S. HIGH YIELD                                                                                   March 31,
FUND, INC.      Increase (Decrease) in Net Assets:                                           2002              2001++
Operations:     Investment income--net                                                 $   55,403,838      $   61,521,279
                Realized loss on investments and from the Trust--net                      (72,375,738)        (9,894,426)
                Change in unrealized depreciation on investments and from the
                Trust--net                                                                  5,704,308        (91,265,525)
                                                                                        --------------     --------------
                Net decrease in net assets resulting from operations                      (11,267,592)       (39,638,672)
                                                                                        --------------     --------------

Dividends to    Investment income--net:
Shareholders:      Class A                                                                 (2,878,326)        (1,546,838)
                   Class B                                                                (33,921,986)       (44,255,069)
                   Class C                                                                 (8,328,201)        (8,654,104)
                   Class D                                                                 (7,553,545)        (7,065,268)
                In excess of investment income--net:
                   Class A                                                                         --            (20,367)
                   Class B                                                                         --           (582,707)
                   Class C                                                                         --           (113,949)
                   Class D                                                                         --            (93,029)
                                                                                       --------------      --------------
                Net decrease in net assets resulting from dividends to shareholders       (52,682,058)       (62,331,331)
                                                                                       --------------      --------------

Capital Stock   Net increase in net assets derived from capital share transactions         47,739,381         25,362,381
 Transactions:                                                                          --------------     --------------

Net Assets:     Total decrease in net assets                                              (16,210,269)       (76,607,622)
                Beginning of year                                                         559,932,001        636,539,623
                                                                                        -------------      --------------
                End of year*                                                           $  543,721,732      $ 559,932,001
                                                                                       ==============      ==============

                *Undistributed (accumulated) investment income (loss)--net             $    6,852,937      $  (1,400,423)
                                                                                       ==============      ==============

++On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.

See Notes to Financial Statements.




FINANCIAL HIGHLIGHTS



                                                                                                Class A
                The following per share data and ratios                             For the                For the
                have been derived from information                                   Year                   Period
MERRILL LYNCH   provided in the financial statements.                               Ended                May 1, 1998++
U.S. HIGH YIELD                                                                    March 31,              to March 31,
FUND, INC.      Increase (Decrease) in Net Asset Value:                         2002      2001+++++       2000    1999

Per Share       Net asset value, beginning of period                        $   6.89         $8.26   $   9.42    $  10.00
Operating                                                                   --------      --------   --------    --------
Performance:    Investment income--net                                       .68++++           .85        .90         .79
                Realized and unrealized loss on investments
                and from the Trust--net                                        (.79)         (1.37)     (1.07)      (.58)
                                                                             --------     --------    --------   --------
                Total from investment operations                               (.11)          (.52)      (.17)        .21
                                                                            --------       --------   --------   --------
                Less dividends and distributions:
                   Investment income--net                                      (.67)          (.84)      (.90)      (.79)
                   In excess of investment income--net                           --           (.01)      (.01)         --
                   In excess of realized gain on investments--net                --             --       (.08)         --
                                                                            --------       --------     --------  -------
                Total dividends and distributions                              (.67)          (.85)      (.99)      (.79)
                                                                            --------       --------     --------  -------
                Net asset value, end of period                              $  6.11       $  6.89      $ 8.26     $ 9.42
                                                                            ========       ========    =========  =======

Total           Based on net asset value per share                            (1.46%)       (5.84%)    $(1.97%)     2.51%+++
Investment                                                                  ========        ========    ======== ========
Return:**

Ratios to       Expenses, net of reimbursement++++++                            .81%          .76%        .81%       .52%*
Average                                                                     ========       ========    ========  ========
Net Assets:     Expenses++++++                                                  .81%          .76%        .81%       .76%*
                                                                            ========       ========    ========  ========
                Investment income--net                                        10.85%         11.64%      9.97%      9.39%*
                                                                            ========       ========    ========  ========

Supplemental    Net assets, end of period (in thousands)                    $ 38,200        $23,662     $ 11,427 $ 12,864
Data:                                                                       ========       ========     ======== ========
                Portfolio turnover                                               --              --     59.25%     49.40%
                                                                            ========       ========     ======== ========


*Annualized.
**Total investment returns exclude the effects of sales charges.
 ++Commencement of operations.
 ++++Based on average shares outstanding.
++++++Includes the Fund's share of the Trust's allocated expenses.
+++Aggregate total investment return.
+++++On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.

See Notes to Financial Statements.



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


FINANCIAL HIGHLIGHTS (concluded)
                                                                                             Class B
                The following per share data and ratios                           For the                  For the
                have been derived from information                                 Year                     Period
MERRILL LYNCH   provided in the financial statements.                              Ended                 May 1, 1998++
U.S. HIGH YIELD                                                                   March 31,               to March 31,
FUND, INC.      Increase (Decrease) in Net Asset Value:                         2002   2001+++++       2000        1999

Per Share       Net asset value, beginning of period                        $   6.89       $8.26     $   9.42     $  10.00
Operating                                                                   --------    --------     --------     --------
Performance:    Investment income--net                                       .65++++         .89          .83          .73

Per Share       Net asset value, beginning of period                        $   6.89       $8.26     $   9.42     $  10.00
Operating                                                                   --------    --------     --------     --------
Performance:    Investment income--net                                       .65++++         .89          .83          .73
                Realized and unrealized loss on investments
                and from the Trust--net                                        (.81)       (1.37)       (1.07)       (.58)
                                                                            --------     --------     --------    --------
                Total from investment operations                               (.16)        (.48)        (.24)         .15
                                                                            --------     --------    --------     --------
                Less dividends and distributions:
                   Investment income--net                                      (.62)        (.88)        (.83)       (.73)
                   In excess of investment income--net                            --        (.01)        (.01)          --
                   In excess of realized gain on investments--net                 --          --         (.08)          --

                                                                            --------    --------     --------     --------
                Total dividends and distributions                              (.62)        (.89)       (.92)        (.73)
                                                                            --------    --------     --------     --------
                Net asset value, end of period                              $   6.11      $ 6.89     $   8.26     $   9.42
                                                                            ========    ========     ========     ========

Total           Based on net asset value per share                            (2.21%)      (6.56%)      (2.72%)   1.80%+++
Investment                                                                  ========    ========     ========     ========
Return:**

Ratios to       Expenses, net of reimbursement++++++                           1.58%        1.52%        1.57%      1.27%*
Average                                                                     ========     ========     ========    ========
Net Assets:     Expenses++++++                                                 1.58%        1.52%        1.57%      1.52%*
                                                                            ========     ========     ========    ========
                Investment income--net                                        10.29%       11.11%        9.24%      8.61%*
                                                                            ========    ========     ========     ========

Supplemental    Net assets, end of period (in thousands)                    $334,584     $373,545    $468,705     $502,377
Data:                                                                       ========    ========     ========     ========
                Portfolio turnover                                                --          --        59.25%      49.40%
                                                                            ========    ========     ========     ========





                                                                                              Class C
                The following per share data and ratios                             For the              For the
                have been derived from information                                    Year                Period
MERRILL LYNCH   provided in the financial statements.                                Ended             May 1, 1998++
U.S. HIGH YIELD                                                                     March 31,           to March 31,
FUND, INC.      Increase (Decrease) in Net Asset Value:                         2002      2001+++++    2000    1999

Per Share       Net asset value, beginning of period                        $   6.89        $8.26    $   9.42    $  10.00
Operating                                                                   --------     --------     ------     --------
Performance:    Investment income--net                                       .65++++          .89         .90         .79
                Realized and unrealized loss on investments
                and from the Trust--net                                        (.81)        (1.37)      (1.07)      (.58)
                                                                            --------      --------    --------   --------
                Total from investment operations                               (.16)         (.48)       (.24)        .14
                                                                            --------        ------    --------   --------
                Less dividends and distributions:
                   Investment income--net                                      (.62)         (.88)       (.83)      (.72)
                   In excess of investment income--net                            --         (.01)       (.01)         --
                   In excess of realized gain on investments--net                 --          --         (.08)         --
                                                                            --------      -------      -------    -------
                Total dividends and distributions                              (.62)         (.89)       (.92)      (.72)
                                                                            --------      --------    --------   --------
                Net asset value, end of period                              $   6.11     $   6.89    $   8.26    $   9.42
                                                                            ========     ========    ========    ========

Total           Based on net asset value per share                           (2.26%)        (6.61%)     (2.76%)  1.75%+++
Investment                                                                  ========      ========   =========   ========
Return:**

Ratios to       Expenses, net of reimbursement++++++                           1.63%         1.57%       1.62%     1.31%*
Average                                                                     ========      ========   =========   ========
Net Assets:     Expenses++++++                                                 1.63%         1.57%       1.62%     1.57%*
                                                                            ========      ========    =========  ========
                Investment income--net                                        10.20%        11.02%       9.17%     8.53%*
                                                                            ========      ========    ========   ========

Supplemental    Net assets, end of period (in thousands)                    $ 92,234     $ 85,821    $ 93,985    $119,281
Data:                                                                       ========     ========    ========    ========
                Portfolio turnover                                               --           --       59.25%      49.40%
                                                                            ========    ========     ========    ========




                                                                                              Class D
                The following per share data and ratios                            For the               For the
                have been derived from information                                   Year                 Period
MERRILL LYNCH   provided in the financial statements.                               Ended               May 1, 1998++
U.S. HIGH YIELD                                                                    March 31,            to March 31,
FUND, INC.      Increase (Decrease) in Net Asset Value:                         2002      2001+++++    2000    1999

Per Share       Net asset value, beginning of period                        $   6.89        $8.26    $   9.42    $  10.00
Operating                                                                   --------     --------     ------     --------
Performance:    Investment income--net                                       .67++++          .93         .88         .77
                Realized and unrealized loss on investments
                and from the Trust--net                                        (.80)        (1.37)      (1.07)      (.58)
                                                                            --------     --------    --------    --------
                Total from investment operations                               (.13)         (.44)       (.19)        .19
                                                                            --------     --------    --------    --------
                Less dividends and distributions:
                   Investment income--net                                      (.65)         (.92)       (.88)      (.77)
                   In excess of investment income--net                            --         (.01)       (.01)         --
                   In excess of realized gain on investments--net                 --           --        (.08)         --
                                                                            --------     --------    --------    --------
                Total dividends and distributions                              (.65)         (.93)       (.97)      (.77)
                                                                            --------      --------   ---------   --------
                Net asset value, end of period                              $   6.11     $   6.89    $   8.26    $   9.42
                                                                            ========     ========    ========    ========

Total           Based on net asset value per share                           (1.71%)        (6.08%)    (2.22%)   2.28%+++
Investment                                                                  ========      ========    ========   ========
Return:**

Ratios to       Expenses, net of reimbursement++++++                           1.06%         1.01%       1.06%      .75%*
Average                                                                     ========     ========     ========   ========
Net Assets:     Expenses++++++                                                 1.06%         1.01%       1.06%     1.01%*
                                                                            ========      ========    ========   ========
                Investment income--net                                        10.71%        11.56%       9.73%     9.10%*
                                                                            ========      ========    ========   ========

Supplemental    Net assets, end of period (in thousands)                    $ 78,704     $  76,904   $ 62,423    $ 74,017
Data:                                                                       ========      ========   ========    ========
                Portfolio turnover                                              --            --       59.25%      49.40%
                                                                            ========     ========    ========    ========


*Annualized.
**Total investment returns exclude the effects of sales charges.
++Commencement
of operations.
++++Based on average shares outstanding.
++++++Includes the Fund's share of the Trust's allocated expenses.
+++Aggregate
total investment return.
+++++On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objective by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.

See Notes to Financial Statements.




Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


NOTES TO FINANCIAL STATEMENTS


MERRILL LYNCH
U.S. HIGH YIELD
FUND, INC.


1. Significant Accounting Policies:
Merrill Lynch U.S. High Yield Fund (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end investment company. The Fund seeks to achieve its investment objective by investing all of its assets in the Master U.S. High Yield Trust (the "Trust"), a mutual fund that has the same investment objective as the Fund. The value of the Fund's investment in the Trust reflects the Fund's proportionate interest in the net assets of the Trust. The performance of the Fund is directly affected by the performance of the Trust. The financial statements of the Trust, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The percentage of the Fund owned by the Trust at March 31, 2002 was 99.1%. The Fund offers four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. Income, expenses (other than expenses attributed to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--The Fund records its investment in the Trust at fair value. Valuation of securities held by the Trust is discussed in Note 1a of the Trust's Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income and expenses--The Fund records daily its proportionate share of the Trust's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required.

(d) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(e) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of net investment income are due primarily to differing tax treatments for post-October losses.

(f) Investment transactions--Investment transactions in the Trust are accounted for on a trade date basis.

(g) Reclassification--Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $4,538,880 have been reclassified between undistributed net investment income and accumulated net realized capital losses and $32,484 has been reclassified between paid-in capital in excess of par and undistributed net investment income. These reclassifications have no effect on net assets or net asset values per share.

2. Transactions with Affiliates:

The Fund has entered into an Administrative Services Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

The Fund has also entered into a Distribution Agreement and Distribution
Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares of the Fund as follows:



                                 Account
                               Maintenance        Distribution
                                   Fee               Fee

Class B                            .25%              .50%
Class C                            .25%              .55%
Class D                            .25%                --



Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended March 31, 2002, FAMD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:


                                FAMD            MLPF&S

Class A                        $  326          $ 2,622
Class D                        $9,353          $96,487


For the year ended March 31, 2002, MLPF&S received contingent deferred sales charges of $701,960 and $60,459 relating to transactions in Class B and Class C Shares of the Fund, respectively.

Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.


3. Investments:
Increases and decreases in the Fund's investment in the Trust for the year ended March 31, 2002 were $93,131,388 and $104,080,789, respectively.


4. Capital Share Transactions:
Net increase in net assets derived from capital share transactions was $47,739,381 and $25,362,381 for the years ended March 31, 2002 and March 31, 2001, respectively.

Transactions in capital shares for each class were as follows:

Class A Shares for the Year                                Dollar
Ended March 31, 2002                    Shares             Amount

Shares sold                            6,681,965      $  41,354,304
Shares issued to shareholders
in reinvestment of dividends             191,152          1,206,313
                                   -------------      -------------
Total issued                           6,873,117         42,560,617
Shares redeemed                      (4,053,703)       (25,232,533)
                                   -------------      -------------
Net increase                           2,819,414      $  17,328,084
                                   =============      =============


Class A Shares for the Year                                Dollar
Ended March 31, 2001                    Shares             Amount

Shares sold                            3,185,596      $  22,738,820
Shares issued to shareholders
in reinvestment of dividends              93,398            691,142
                                   -------------      -------------
Total issued                           3,278,994         23,429,962
Shares redeemed                      (1,228,910)        (8,934,710)
                                   -------------      -------------
Net increase                           2,050,084      $  14,495,252
                                   =============      =============

Class B Shares for the Year                                Dollar
Ended March 31, 2002                    Shares             Amount

Shares sold                           12,541,097      $  79,910,642
Shares issued to shareholders
in reinvestment of dividends           2,137,367         13,572,282
                                   -------------      -------------
Total issued                          14,678,464         93,482,924
Automatic conversion of shares         (411,525)        (2,651,353)
Shares redeemed                     (13,694,231)       (86,707,994)
                                   -------------      -------------
Net increase                             572,708      $   4,123,577
                                   =============      =============


Class B Shares for the Year                                Dollar
Ended March 31, 2001                    Shares             Amount

Shares sold                           13,752,934      $ 100,768,595
Shares issued to shareholders
in reinvestment of dividends           2,364,134         17,641,235
                                   -------------      -------------
Total issued                          16,117,068        118,409,830
Automatic conversion of shares         (226,670)        (1,641,479)
Shares redeemed                     (18,429,220)      (137,813,430)
                                   -------------      -------------
Net decrease                         (2,538,822)      $(21,045,079)
                                   =============      =============


Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


NOTES TO FINANCIAL STATEMENTS (concluded)


MERRILL LYNCH
U.S. HIGH YIELD
FUND, INC.


Class C Shares for the Year                               Dollar
Ended March 31, 2002                    Shares            Amount
Shares sold                            6,593,350      $ 41,739,614
Shares issued to shareholders
in reinvestment of dividends             605,472         3,835,843
                                    ------------      -------------
Total issued                           7,198,822        45,575,457
Shares redeemed                      (4,552,798)       (28,739,305)
                                   -------------      -------------
Net increase                           2,646,024      $ 16,836,152
                                   =============      =============


Class C Shares for the Year                              Dollar
Ended March 31, 2001                    Shares           Amount

Shares sold                            5,126,221      $ 37,004,346
Shares issued to shareholders            534,521         3,988,687
in reinvestment of dividends       -------------      -------------

Total issued                           5,660,742        40,993,033
Shares redeemed                      (4,586,164)       (34,340,223)
                                   -------------      -------------
Net increase                           1,074,578      $  6,652,810
                                   =============      =============


Class D Shares for the Year                              Dollar
Ended March 31, 2002                    Shares           Amount

Shares sold                            8,562,910      $ 53,518,321
Automatic conversion of shares           411,613         2,651,353
Shares issued to shareholders
in reinvestment of dividends             435,586         2,780,731
                                   -------------      -------------
Total issued                           9,410,109        58,950,405
Shares redeemed                      (7,683,727)       (49,498,837)
                                   -------------      -------------
Net increase                           1,726,382      $  9,451,568
                                   =============      =============


Class D Shares for the Year                              Dollar
Ended March 31, 2001                    Shares           Amount

Shares sold                            6,137,899      $  44,326,533
Automatic conversion of shares           226,670          1,641,479
Shares issued to shareholders
in reinvestment of dividends             480,056          3,567,357
                                   -------------      -------------
Total issued                           6,844,625         49,535,369
Shares redeemed                      (3,243,968)       (24,275,971)
                                   -------------      -------------
Net increase                           3,600,657      $  25,259,398
                                   =============      =============

5. Distributions to Shareholders:
The tax character of distributions paid during the fiscal years ended March 31, 2002 and March 31, 2001 was as follows:

                                      3/31/2002        3/31/2001
Distributions paid from:
   Ordinary income                 $  52,682,058      $  62,331,331
                                   -------------      -------------
Total taxable distributions        $  52,682,058      $  62,331,331
                                   =============      =============

As of March 31, 2002, the components of accumulated losses on a tax basis were as follows:

Undistributed ordinary income--net                 $      2,804,468
Undistributed long-term capital gains--net                       --
                                                   ----------------
Total undistributed earnings--net                         2,804,468
Capital loss carryforward                             (62,540,222)*
Unrealized gains (losses)--net                      (211,009,007)**
                                                   ----------------
Total accumulated losses--net                      $  (270,744,761)
                                                   ================

*On March 31, 2002, the Fund had a net capital loss carryforward of $62,540,222, of which $15,062,164 expires in 2009 and $47,478,058 expires in
2010. This amount will be available to offset like amounts of any future taxable gains.
**The difference between book-basis and tax-basis net unrealized losses is attributable primarily to the tax deferral of losses on wash sales, the difference between book and tax amortization methods for premiums and discounts on fixed-income securities, the amortization of organizational expenses, the cumulative step bond adjustment, the cumulative adjustment on securities in default with or without interest, the additional coupon interest on securities in default and the deferral of post-October capital losses for tax purposes.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch U.S. High Yield Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Merrill Lynch U.S. High Yield Fund, Inc. as of March 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended and the financial highlights for the periods presented. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch U.S. High Yield Fund, Inc. as of March 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
May 16, 2002


Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


SCHEDULE OF INVESTMENTS


                  Master U.S. High Yield Trust

                  S&P      Moody's     Face
INDUSTRIES        Ratings  Ratings    Amount                       Corporate Bonds                                 Value

Aerospace--1.4%   B        B2     $ 2,500,000  Alliant Techsystems Inc., 8.50% due 5/15/2011                   $  2,675,000
                  CCC+     Caa1    10,000,000  Fairchild Corporation, 10.75% due 4/15/2009                        4,800,000
                                                                                                               ------------
                                                                                                                  7,475,000

Airlines--1.8%    A        Ba1      5,000,000  American Airlines, 7.80% due 10/01/2006                            4,939,000
                  NR*      Ca       5,000,000  Kitty Hawk, Inc., 9.95% due 11/15/2004 (b)                           250,000
                  B        B2       7,500,000  USAir Inc., 10.375% due 3/01/2013                                  4,720,200
                                                                                                               ------------
                                                                                                                  9,909,200

Automotive--      BB+      Ba2      3,600,000  AutoNation Inc., 9% due 8/01/2008                                  3,798,000
2.7%              BB       Ba3      5,000,000  Dana Corporation, 9% due 8/15/2011                                 4,975,000
                  D        NR*      9,991,509  Federal-Mogul Corporation, 7.375% due 1/15/2006 (b)                1,848,150
                                               Navistar International:
                  BB+      Ba1      1,275,000     9.375% due 6/01/2006                                            1,345,125
                  BB-      Ba2      2,750,000     8% due 2/01/2008                                                2,725,938
                  B        B3         250,000  United Auto Group Inc., 9.625% due 3/15/2012 (e)                     257,813
                                                                                                               ------------
                                                                                                                 14,950,026

Broadcasting--    CCC+     B3       6,750,000  Acme Television/Finance, 10.875%** due 9/30/2004                   6,885,000
4.2%              B+       B1       1,500,000  Corus Entertainment Inc., 8.75% due 3/01/2012 (e)                  1,556,250
                  B-       B2       6,000,000  Emmis Communications Corporation, 8.125% due 3/15/2009             6,150,000
                  B-       B3         650,000  Entravision Communication Corporation, 8.125% due
                                               3/15/2009 (e)                                                        659,750
                  B-       Caa1     5,000,000  Lin Holdings Corporation, 14.435%** due 3/01/2008                  4,475,000
                  B        Ba3      3,500,000  Panamsat Corporation, 8.50% due 2/01/2012 (e)                      3,500,000
                                                                                                               ------------
                                                                                                                 23,226,000

Cable--           C        Ca       5,000,000  NTL Communications Corp., 12.375%** due 10/01/2008 (b)             1,550,000
International--   NR*      NR*      4,500,000  Telewest Finance, 6% due 7/07/20050.8%                             2,115,000
                  C        Ca       8,000,000  United Pan-Europe Communications, 13.466%** due 2/01/2010            840,000
                                                                                                               ------------
                                                                                                                  4,505,000

Cable--US--                                    Adelphia Communications Corporation:
4.1%              B-       B2       1,450,000     9.375% due 11/15/2009                                           1,363,000
                  NR*      B2         975,000     10.875% due 10/01/2010                                            911,625
                  B-       B2         975,000     10.25% due 6/15/2011                                              887,250
                                               Charter Communications Holdings LLC:
                  B+       B2       5,515,000     8.625% due 4/01/2009                                            5,018,650
                  B+       B2       3,000,000     10% due 4/01/2009                                               2,895,000
                  B-       B3      10,000,000  Insight Communications, 12.095%** due 2/15/2011                    6,600,000
                  B+       B2       5,000,000  Olympus Communications LP/Capital Corp., 10.625%
                                               due 11/15/2006                                                     4,850,000
                                                                                                               ------------
                                                                                                                 22,525,525

Chemicals--3.6%   B        B3       2,000,000  Huntsman International LLC, 9.875% due 3/01/2009 (e)               2,040,000
                  BB-      B2       5,000,000  ISP Chemco., 10.25% due 7/01/2011                                  5,312,500
                                               Lyondell Chemical Company:
                  BB       Ba3      1,500,000     9.50% due 12/15/2008 (e)                                        1,530,000
                  B+       B2       4,000,000     10.875% due 5/01/2009                                           3,930,000
                  BB-      Ba3      3,750,000  MacDermid, Inc., 9.125% due 7/15/2011                              3,918,750
                  BBB      Baa3     2,900,000  Olin Corporation, 9.125% due 12/15/2011                            3,043,121
                                                                                                               ------------
                                                                                                                 19,774,371

Commercial        B        B2       1,325,000  Coinmach Corporation, 9% due 2/01/2010 (e)                         1,371,375
Services &
Supplies--0.2%

Consumer          BB+      Ba3      6,000,000  American Greetings, 11.75% due 7/15/2008                           6,360,000
Products--3.7%    B-       B2       1,825,000  Armkel LLC/Armkel Finance, 9.50% due 8/15/2009                     1,952,750
                  BBB-     Ba1      4,500,000  Briggs & Stratton Corporation, 8.875% due 3/15/2011                4,792,500
                  C        Ca      10,000,000  Corning Consumer Products, 9.625% due 5/01/2008                    1,362,500
                  NR*      Ca      10,000,000  Galey & Lord, Inc., 9.125% due 03/01/2008 (b)                      1,250,000
                                               Westpoint Stevens Inc.:
                  CCC+     Ca       6,500,000     7.875% due 6/15/2005                                            3,282,500
                  CCC+     Ca       3,000,000     7.875% due 6/15/2008 (d)                                        1,455,000
                                                                                                               ------------
                                                                                                                 20,455,250

Diversified       B-       B3       1,900,000  Penton Media Inc., 11.875% due 10/01/2007 (e)                      1,947,500
Media--3.4%       B        B1       6,500,000  Primedia, Inc., 7.625% due 4/01/2008                               5,622,500
                  B        B3       6,000,000  Six Flags Inc., 9.50% due 2/01/2009                                6,270,000
                  BBB      Baa2     5,000,000  World Color Press Inc., 7.75% due 2/15/2009                        4,925,960
                                                                                                               ------------
                                                                                                                 18,765,960

Energy--5.7%                                   Hanover Equipment Trust (e):
                  BB       Ba3        700,000     Series A, 8.50% due 9/01/2008                                     707,000
                  BB       Ba3      4,300,000     Series B, 8.75% due 9/01/2011                                   4,321,500
                  BB-      Ba3      3,875,000  Key Energy Services Inc., 8.375% due 3/01/2008                     3,971,875
                  CCC      B3       5,000,000  Ocean Rig Norway AS, 10.25% due 6/01/2008                          4,425,000
                  B+       B1       6,000,000  Parker Drilling Co., 9.75% due 11/15/2006                          6,210,000
                  B+       B1       5,000,000  Tesoro Petroleum Corp., 9% due 7/01/2008                           5,000,000
                  B-       B3       6,000,000  United Refining Co., 10.75% due 6/15/2007                          5,070,000
                  BB       Ba3      1,575,000  United States Steel LLC, 10.75% due 8/01/2008 (d)                  1,582,875
                                                                                                               ------------
                                                                                                                 31,288,250

Financial--0.2%   D        Caa3     5,000,000  Amresco Inc., 9.875% due 3/15/2005 (b)                               975,000

Food/Tobacco--    NR*      NR*      8,500,000  Ameriserve Food Distributors, 8.875% due 10/15/2006 (b)               85,000
3.1%              D        Caa2     2,000,000  Archibald Candy Corporation, 10.25% due 7/01/2004 (b)              1,030,000
                  B-       B3       4,000,000  Del Monte Corporation, 9.25% due 5/15/2011                         4,210,000
                  BB       Ba3      1,000,000  Dimon Incorporated, 9.625% due 10/15/2011                          1,065,000
                  NR*      NR*      5,000,000  Nebco Evans Holding Co., 16.34%** due 7/15/2007 (b)                      500
                  BB+      Ba2      3,000,000  Smithfield Foods Inc., 8% due 10/15/2009                           3,067,500
                  BB       Ba1      5,000,000  Tricon Global Restaurants, Inc., 8.875% due 4/15/2011              5,300,000
                  NR*      NR*     11,000,000  Vlasic Foods International Inc., 10.25% due 7/01/2009 (b)          2,420,000
                                                                                                               ------------
                                                                                                                 17,178,000

Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002



SCHEDULE OF INVESTMENTS (continued)


                  Master U.S. High Yield Trust (continued)

                  S&P      Moody's     Face
INDUSTRIES        Ratings  Ratings    Amount                       Corporate Bonds                                 Value

Gaming--2.7%      B+       B1     $ 2,450,000  Boyd Gaming Corporation, 8.75% due 4/15/2012 (e)                $  2,462,985
                  BB-      Ba3      2,000,000  Mandalay Resort Group, 10.25% due 8/01/2007                        2,175,000
                                               Park Place Entertainment Corporation:
                  BB+      Ba2      5,000,000     7.875% due 12/15/2005                                           5,012,500
                  BB+      Ba2      5,000,000     7.875% due 3/15/2010 (e)                                        4,968,750
                                                                                                               ------------
                                                                                                                 14,619,235

Health Care--     B-       Caa2    10,500,000  ALARIS Medical Inc., 14.993%** due 8/01/2008                       7,402,500
4.8%              BB-      Ba3      3,250,000  AmeriSourceBergen Corporation, 8.125% due 9/01/2008                3,412,500
                  B+       B1       5,000,000  Beverly Enterprises Inc., 9% due 2/15/2006                         5,100,000
                  BB-      B2         500,000  Biovail Corporation, 7.875% due 4/01/2010                            499,375
                  B+       Ba2      5,000,000  Fresenius Medical Capital Trust II, 7.875% due 2/01/2008           5,037,500
                  B-       B3       6,000,000  Magellan Health Services, 9% due 2/15/2008                         4,680,000
                  D        NR*      7,000,000  Mariner Post--Acute Network, 9.50% due 11/01/2007 (b)                105,000
                                                                                                               ------------
                                                                                                                 26,236,875

Housing--1.7%     BB-      Ba3      9,500,000  Forest City Enterprises Inc., 8.50% due 3/15/2008                  9,642,500

Information       B+       B1       5,000,000  Amkor Technology Inc., 9.25% due 2/15/2008                         4,975,000
Technology--      NR*      NR*      5,000,000  Dictaphone Corp., 11.75% due 8/01/2005 (b)                           437,500
 1.0%                                                                                                          ------------
                                                                                                                  5,412,500

Leisure--6.0%                                  Felcor Lodging LP:
                  BB-      Ba3      3,000,000     9.50% due 9/15/2008                                             3,165,000
                  BB-      Ba3      1,000,000     8.50% due 6/01/2011                                             1,017,500
                  BBB-     Ba1      7,375,000  Hilton Hotels Corporation, 8.25% due 2/15/2011                     7,531,453
                  BB-      Ba3     10,000,000  Host Marriott LP, 8.375% due 2/15/2006                            10,125,000
                  BBB-     Ba1      3,000,000  ITT Corporation (New), 7.75% due 11/15/2025                        2,599,086
                  B+       B1       3,000,000  Intrawest Corporation, 10.50% due 2/01/2010                        3,165,000
                                               Meristar Hospitality Corp.:
                  B+       B1       4,000,000     9% due 1/15/2008                                                4,080,000
                  B+       B1       1,225,000     10.50% due 6/15/2009 (e)                                        1,316,875
                                                                                                               ------------
                                                                                                                 32,999,914

Manufacturing--   B-       Caa1    10,000,000  Eagle-Picher Industries, 9.375% due 3/01/2008                      7,050,000
4.3%              B        B3       1,250,000  Foamex LP/Capital Corporation, 10.75% due 4/01/2009 (e)            1,287,500
                  CCC+     Caa1    10,000,000  Hexcel Corporation, 9.75% due 1/15/2009                            7,250,000
                  D        Ca       6,000,000  Thermadyne Manufacturing, 9.875% due 6/01/2008 (b)                 2,280,000
                  CCC+     B3       7,100,000  Trench Electric SA and Trench Inc., 10.25% due 12/15/2007          5,715,500
                                                                                                               ------------
                                                                                                                 23,583,000

Metal--Other--    NR*      NR*     17,500,000  AEI Resources Inc., 11.50% due 12/15/2006 (b)(e)                   2,800,000
1.6%              CCC      Ca       4,000,000  Asarco Inc., 8.50% due 5/01/2025                                   1,210,000
                  NR*      Ca       7,500,000  Kaiser Aluminum & Chemical Corp., 12.75% due 2/01/2003 (b)         1,612,500
                  BB       Ba3      2,000,000  Luscar Coal Ltd., 9.75% due 10/15/2011                             2,142,500
                  B-       B3       2,000,000  Ormet Corporation, 11% due 8/15/2008 (e)                           1,210,000
                                                                                                               ------------
                                                                                                                  8,975,000

Packaging--1.5%                                Owens-Illinois Inc.:
                  B+       B3       3,000,000     7.85% due 5/15/2004                                             2,955,000
                  B+       B3       3,000,000     7.15% due 5/15/2005                                             2,880,000
                  CCC+     Caa1     4,000,000  US Can Corporation, 12.375% due 10/01/2010                         2,480,000
                                                                                                               ------------
                                                                                                                  8,315,000

Paper--1.1%       B-       B3       1,800,000  Ainsworth Lumber Company, 12.50% due 7/15/2007 (c)                 1,935,000
                                               Doman Industries Limited:
                  D        Ca       5,000,000     8.75% due 3/15/2004                                             1,025,000
                  D        Ca       5,000,000     9.25% due 11/15/2007                                            1,025,000
                  BB+      Ba1      2,250,000  Tembec Industries Inc., 7.75% due 3/15/2012 (e)                    2,213,438
                                                                                                               ------------
                                                                                                                  6,198,438

Services--4.6%    BB-      Ba3      5,000,000  Allied Waste North America, 8.875% due 4/01/2008                   5,137,500
                  CCC+     Caa1     7,500,000  Anthony Crane Rental LP, 10.375% due 8/01/2008                       787,500
                  B-       B3       5,000,000  Kindercare Learning Centers, Inc., 9.50% due 2/15/2009             4,975,000
                  CCC      Ca       8,000,000  Neff Corp., 10.25% due 6/01/2008                                   5,480,000
                  CCC+     Caa3    13,875,000  Protection One Alarm Monitoring, 8.125% due 1/15/2009              9,088,125
                                                                                                               ------------
                                                                                                                 25,468,125

Steel--1.0%       NR*      NR*     15,000,000  Republic Technologies, 13.75% due 7/15/2009 (a)(b)                 1,050,000
                  B-       Caa2     7,500,000  WCI Steel Inc., 10% due 12/01/2004                                 2,850,000
                  D        NR*     10,500,000  Weirton Steel Corp., 11.375% due 7/01/2004 (b)                     1,680,000
                                                                                                               ------------
                                                                                                                  5,580,000

Telecommunica-    CCC+     B3       6,000,000  CFW Communications Company, 13% due 8/15/2010                      3,750,000
tions--2.9%       B+       B1       2,250,000  Echostar DBS Corporation, 9.125% due 1/15/2009 (e)                 2,328,750
                  D        C        9,490,000  Impsat Corp., 12.375% due 6/15/2008                                  427,050
                  D        C        7,725,000  Impsat Fiber Networks, 13.75% due 2/15/2005 (e)                      347,625
                  BBB      Baa2     5,500,000  Qwest Corporation, 8.875% due 3/15/2012 (e)                        5,426,663
                                               WorldCom, Inc.:
                  BBB+     A3       2,000,000     6.25% due 8/15/2003                                             1,862,874
                  BBB+     A3       2,000,000     7.50% due 5/15/2011                                             1,680,870
                                                                                                               ------------
                                                                                                                 15,823,832

Utility--8.0%                                  The AES Corporation:
                  B+       Ba2     11,725,000     8.375% due 8/15/2007                                            7,445,375
                  BB       Ba1        775,000     8.875% due 2/15/2011                                              592,875
                  BB+      Ba1      4,875,000  Avista Corporation, 9.75% due 6/01/2008                            5,122,128
                  BB       Ba3     10,000,000  CMS Energy Corp., 7.50% due 1/15/2009                             10,065,890


Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


SCHEDULE OF INVESTMENTS (concluded)


                  Master U.S. High Yield Trust (concluded)

                  S&P      Moody's     Face
INDUSTRIES        Ratings  Ratings    Amount           Corporate Bonds             Value

                                               Calpine Corporation:

(concluded)       B+       B1     $   175,000     4% due 12/26/2006 (e)                                        $    166,905
                  B+       B1      10,000,000     7.875% due 4/01/2008                                            7,810,360
                  BB-      Ba2      5,000,000  Mission Energy Holdings, 13.50% due 7/15/2008                      5,462,500
                  BBB      Baa2     5,000,000  PG&E National Energy Group, 10.375% due 5/16/2011                  5,184,154
                  B-       B2       2,000,000  Ucar Finance Inc., 10.25% due 2/15/2012(e)                         2,110,000
                                                                                                               ------------
                                                                                                                 43,960,187

Wireless--6.2%    B-       Caa1     7,500,000  American Tower Corporation, 9.375% due 2/01/2009                   5,587,500
                  D        Ca      10,000,000  Dolphin Telecom PLC, 17.059%** due 6/01/2008 (b)                       1,000
                  B        Caa1     6,194,000  Loral Cyberstar Inc., 10% due 7/15/2006                            4,676,470
                  C        Ca       4,000,000  McCaw International Ltd., 18.927%** due 4/15/2007 (b)                220,000
                  B-       Caa1    10,000,000  Millicom International Cellular SA, 13.50%** due 6/01/2006         5,450,000
                  D        Ca      10,000,000  Nextel International Inc., 12.75% due 8/01/2010 (b)                  625,000
                  CCC+     B3       7,200,000  Nextel Partners Inc., 12.867%** due 2/01/2009                      3,402,000
                  B-       B3       5,000,000  SBA Communications Corp., 13.76%** due 3/01/2008                   3,025,000
                  NR*      Baa3     4,950,000  Tritel PCS Inc., 10.375% due 1/15/2011                             5,593,500
                  B-       Ca       6,241,000  TeleSystem International Wireless, 14% due 12/30/2003              5,460,875
                                                                                                               ------------
                                                                                                                 34,041,345

                                                        Total Investments in Corporate Bonds

(Cost--$616,770,123)--82.3%                                          453,254,908




                                      Shares
                                       Held                         Common Stocks

Broadcasting--0.2%                    149,020  UnitedGlobalCom Inc. (Class A)(b)                                    819,610

Transportation--0.2%                  204,166  Seabulk International, Inc. (b)                                    1,146,392

Wireless--0.0%                        497,541  Metrocall, Inc. (b)                                                   32,340

                                               Total Investments in Common Stocks
                                               (Cost--$12,461,998)--0.4%                                          1,998,342


                                                             Preferred Stocks & Warrants

Diversified Media--                    50,000  Primedia, Inc. (Series H)                                          2,262,500
0.4%

Food/Tobacco--                          6,208  Nebco Evans Holding Co. (c)                                              776
0.0%

Packaging--0.0%                         3,250  Pliant Corporation (Warrants)(f)                                      14,625

Steel--0.0%                             7,000  Republic Technologies (Warrants)(f)                                       70

Telecommuni-                            6,000  Ntelos Inc. (Warrants)(f)                                             25,500
cations--0.0%

Wireless--1.6%                          4,598  Crown Castle International Corporation (c)                         2,931,225
                                       61,075  Loral Space & Communications (Warrants)(f)                            76,344
                                        9,235  Nextel Communications, Inc. (Series D)(c)                          3,809,438
                                        3,803  Rural Cellular Corp. (Series B)(c)                                 1,720,858
                                                                                                               ------------
                                                                                                                  8,537,865
                                               Total Investments in Preferred Stocks & Warrants
                                               (Cost--$24,365,980)--2.0%                                         10,841,336



                                       Face
                                      Amount                    Short-Term Securities
Commercial                        $11,870,000  Gannett Company, 1.80% due 4/22/2002                              11,857,537
Paper***--8.1%                     13,733,000  General Motors Acceptance Corp., 1.85% due 4/01/2002              13,733,000
                                    7,000,000  SBC Communications Inc., 1.80% due 5/09/2002                       6,986,700
                                   12,000,000  Transamerica Finance Corporation, 1.78% due 4/12/2002             11,993,473
                                                                                                               ------------
                                                                                                                 44,570,710

US Government                       5,000,000  Federal Farm Credit Banks, 1.74% due 4/17/2002                     4,996,133
Agency                                         Freddie Mac:
Obligations***--3.8%                6,000,000     1.77% due 4/02/2002                                             5,999,705
                                   10,000,000     1.77% due 5/07/2002                                             9,982,300
                                                                                                               ------------
                                                                                                                 20,978,138

                                               Total Investments in Short-Term Securities
                                               (Cost--$65,548,848)--11.9%                                        65,548,848

                  Total Investments (Cost--$719,146,949)--96.6%                                                 531,643,434
                  Other Assets Less Liabilities--3.4%                                                            18,747,363
                                                                                                               ------------
                  Net Assets--100.0%                                                                           $550,390,797
                                                                                                               ============

*Not Rated.
**Represents a zero coupon or step bond; the interest rate shown reflects the effective yield at the time of purchase by the Trust.
***Commercial Paper and certain US Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Trust.
(a)Each $1,000 face amount contains one warrant of Republic Technologies.
(b)Non-income producing security.
(c)Represents a pay-in-kind security which may pay interest/dividends in additional face/shares.
(d)Restricted securities as to resale. The value of the Trust's investment in restricted securities was approximately $3,038,000, representing 0.6% of net assets.

                             Acquisition
Issue                          Date(s)          Cost          Value

United States Steel LLC,
  10.75% due 8/01/2008        7/24/2001      $ 1,556,053    $ 1,582,875
Westpoint Stevens Inc.,      8/24/2000 -
  7.875% due 6/15/2008        9/28/2000        2,559,375      1,455,000
                                             -----------    -----------
Total                                        $ 4,115,428    $ 3,037,875
                                             ===========    ===========

(e)The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
(f)Warrants entitle the Trust to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.

Ratings of issues shown have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002


STATEMENT OF ASSETS AND LIABILITIES


MASTER U.S. HIGH
YIELD TRUST     As of March 31, 2002

Assets:         Investments, at value (identified cost--$719,146,949)                                        $  531,643,434

                Cash                                                                                              3,287,706
                Receivables:
                   Interest                                                                  $   11,386,998
                   Securities sold                                                                9,454,022
                   Contributions                                                                  1,881,041
                   Dividends                                                                        107,813      22,829,874
                                                                                                             --------------
                Prepaid expenses and other assets                                                                    96,939
                                                                                                             --------------
                Total assets                                                                                    557,857,953
                                                                                                             --------------
Liabilities:    Payables:
                   Securities   purchased                                                         5,519,117
                   Withdrawals                                                                    1,685,823
                   Investment adviser                                                               146,638
                   Reorganization costs                                                              28,000      7,379,578
                                                                                                             --------------
                Accrued expenses and other liabilities                                                               87,578
                                                                                                             --------------
                Total liabilities                                                                                 7,467,156
                                                                                                             --------------

Net Assets:     Net assets                                                                                   $  550,390,797
                                                                                                             ==============

Net Assets      Investors' capital                                                                           $  737,894,312
Consist of:     Unrealized depreciation on investments--net                                                   (187,503,515)
                                                                                                             --------------
                Net assets                                                                                   $  550,390,797
                                                                                                             ==============

See Notes to Financial Statements.


STATEMENT OF OPERATIONS


MASTER U.S. HIGH
YIELD TRUST            For the Year Ended March 31, 2002

Investment              Interest                                                              $  61,884,513
Income:                 Dividends                                                                 1,674,550
                                                                                             --------------
                        Total income                                                             63,559,063
                                                                                             --------------

Expenses:               Investment advisory fees                                             $    1,890,075
                        Accounting services                                                         175,448
                        Professional fees                                                            62,476
                        Trustees' fees and expenses                                                  36,199
                        Custodian fees                                                               33,991
                        Offering costs                                                               32,627
                        Pricing fees                                                                 15,376
                        Other                                                                        19,499
                                                                                              -------------
                        Total expenses                                                                           2,265,691
                                                                                                             -------------
                        Investment income--net                                                                  61,293,372

Realized &      Realized loss on investments--net                                                             (72,399,132)
Unrealized      Change in unrealized depreciation on investments--net                                            5,549,217
Gain (Loss) on                                                                                               -------------
Investments--   Net Decrease in Net Assets Resulting from
Operations                                                                                                   $ (5,556,543)
Net:                                                                                                         =============


See Notes to Financial Statements.




STATEMENTS OF CHANGES IN NET ASSETS

                                                                                            For the         For the Period
MASTER                                                                                    Year Ended        Sept. 1, 2000++
U.S. HIGH YIELD                                                                            March 31,         to March 31,
TRUST           Increase (Decrease) in Net Assets:                                           2002              2001
Operations:     Investment income--net                                                 $  61,293,372        $   37,424,975
                Realized loss on investments--net                                        (72,399,132)           (9,602,702)
                Change in unrealized depreciation on investments--net                      5,549,217           (64,106,857)
                                                                                        ------------        --------------
                Net decrease in net assets resulting from operations                      (5,556,543)          (36,284,584)
                                                                                        -------------       --------------

Capital         Proceeds from contributions                                              226,749,239           861,226,284
Transactions:   Fair value of withdrawals                                               (233,233,572)         (262,610,127)
                                                                                       --------------       --------------
                Net increase (decrease) in net assets derived from capital transactions   (6,484,333)          598,616,157
                                                                                        --------------      --------------
Net Assets:     Total increase (decrease) in net assets                                  (12,040,876)          562,331,573
                Beginning of period                                                      562,431,673               100,100
                                                                                        ------------         -------------
                End of period                                                          $ 550,390,797       $   562,431,673
                                                                                       ===============      ==============

++Commencement of operations.


See Notes to Financial Statements.


Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002



FINANCIAL HIGHLIGHTS

                                                                                            For the         For the Period
MASTER                                                                                    Year Ended        Sept. 1, 2000++
U.S. HIGH YIELD                                                                            March 31,         to March 31,
TRUST                                                                                         2002              2001

Total Investment
Return:                                                                                    (1.06%)                     --
                                                                                     =============            ===========

Ratios to Expenses                                                                            .42%                  .45%*
Average                                                                              ==============          ============
Net Assets:     Investment income--net                                                      11.35%                12.13%*
                                                                                     ==============          ============

Supplemental    Net assets, end of period (in thousands)                             $     550,391           $    562,432
Data:                                                                                =============           ============
                Portfolio turnover                                                          48.56%                 30.71%
                                                                                     ==============          ============

*Annualized. ++Commencement of operations.

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS


MASTER U.S. HIGH
YIELD TRUST


1. Significant Accounting Policies:
Master U.S. High Yield Trust (the "Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Trust, subject to certain limitations. The Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Trust.

(a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter market are valued at the mean of the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the over-the-counter market. Short-term securities are valued at amortized cost, which approximates market value. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Financial futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Trust, including valuations furnished by a pricing service retained by the Trust which may use a matrix system for valuations.

(b) Derivative financial instruments--The Trust may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Trust is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Trust may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Trust deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Trust agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Trust as unrealized gains or losses. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Trust is authorized to purchase and write call and put options. When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Trust enters into a closing transaction), the Trust realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Income taxes--The Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized gains and losses of the Trust. Accordingly, as a "pass through" entity, the Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Trust's assets will be managed so an investor in the Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis. As required, effective April 1, 2001, the Trust has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The cumulative effect of this accounting change had no impact on total net assets of the Trust, but resulted in a $10,080,944 increase in cost of securities (which in return results in a corresponding $10,080,944 increase in net unrealized depreciation and a corresponding $10,080,944 decrease in investors' capital), based on securities held by the Trust as of March 31, 2001.

The effect of this change for the year ended March 31, 2002 was to increase net investment income by $3,023,373, increase net unrealized depreciation by $8,453,123 and increase net realized capital losses by $4,651,194. The statement of changes in net assets and financial highlights for prior periods have not been restated to reflect this change in presentation.

2. Investment Advisory Agreement and Transactions with Affiliates: The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Trust. For such services, the Trust pays a monthly fee at an annual rate of .35% of the average daily value of the Trust's net assets.

During the year ended March 31, 2002, the Fund paid Merrill Lynch Security Pricing Service, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), $1,486 for security price quotations.

For the year ended March 31, 2002, the Trust reimbursed FAM $28,205 for certain accounting services.

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002

NOTES TO FINANCIAL STATEMENTS (concluded)


MASTER U.S. HIGH
YIELD TRUST


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended March 31, 2002 were $237,761,352 and $241,730,860, respectively.

Net realized gains (losses) for the year ended March 31, 2002 and net unrealized losses as of March 31, 2002 were as follows:


                                     Realized          Unrealized
                                  Gains (Losses)         Losses
Long-term investments            $  (72,413,483)    $ (187,503,515)
Short-term investments                       71                --
Options purchased                        14,280                --
                                 ---------------    ---------------
Total                            $  (72,399,132)    $ (187,503,515)
                                 ===============    ===============

As of March 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $180,678,592, of which $14,823,833 related to appreciated securities and $195,502,425 related to depreciated securities. At March 31, 2002, the aggregate cost of investments for Federal income tax purposes was $712,322,026.


4. Short-Term Borrowings:
The Trust, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Trust may borrow under the credit agreement to fund investor withdrawals and for other lawful purposes other than for leverage. The Trust may borrow up to the maximum amount allowable under the Trust's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Trust pays a commitment fee of ..09% per annum based on the Trust's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Trust did not borrow under the credit agreement during the year ended March 31, 2002.


INDEPENDENT AUDITORS' REPORT


The Board of Trustees and Investors,
Master U.S. High Yield Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master U.S. High Yield Trust as of March 31, 2002, the related statements of operations for the year then ended and changes in net assets and the financial highlights for the year then ended and for the period September 1, 2000 (commencement of operations) to March 31, 2001. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at March 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master U.S. High Yield Trust as of March 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
May 16, 2002



Merrill Lynch U.S. High Yield Fund, Inc., March 31, 2002



OFFICERS AND DIRECTORS/TRUSTEES

                                                                                                 Number of         Other
                                                                                                 Portfolios in    Director-
                                                                                                 Fund Complex      ships
                        Position(s)     Length                                                   Overseen by      Held by
                        Held           of Time                                                   Director/        Director/
Name, Address & Age     with Fund      Served   Principal Occupation(s) During Past 5 Years      Trustee           Trustee

Interested Director/Trustee
Terry K. Glenn*         President    1999 to    Chairman, Americas Region since 2001, and        127 Funds         None
800 Scudders Mill Road  and          present    Executive Vice President since 1983 of Fund    184 Portfolios
Plainsboro, NJ 08536    Director/               Asset Management, L.P. ("FAM") and Merrill
Age: 61                 Trustee                 Lynch Investment Managers, L.P. ("MLIM");
                                                President of Merrill Lynch Mutual Funds
                                                since 1999; President of FAM Distributors,
                                                Inc. ("FAMD") since 1986 and Director
                                                thereof since 1991; Executive Vice President
                                                and Director of Princeton Services, Inc.
                                                ("Princeton Services") since 1993; President
                                                of Princeton Administrators, L.P. since 1988;
                                                Director of Financial Data Services, Inc.
                                                since 1985.


*Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr.
Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice
President of FAM and MLIM; President of FAMD; Executive Vice President of
Princeton Services; and President of Princeton Administrators, L.P. The
Director's/Trustee's term is unlimited. As Fund President, Mr. Glenn serves at the pleasure of the Board of Directors/Trustees.




                                                                                                   Number of        Other
                                                                                                 Portfolios in    Director-
                                                                                                 Fund Complex      ships
                        Position(s)     Length                                                    Overseen by       Held by
                        Held           of Time                                                    Director/        Director/
Name, Address & Age     with Fund      Served   Principal Occupation(s) During Past 5  Years       Trustee          Trustee

Independent Directors/Trustees

Ronald W. Forbes        Director/    1977 to    Professor Emeritus of Finance, School of            46 Funds      None
1400 Washington Avenue  Trustee      present    Business, State University of New York at        55 Portfolios
Albany, New York 12222                          Albany since 2000; and Professor thereof
Age: 61                                         from 1989 to 2000.


Cynthia A. Montgomery   Director/    1995 to    Professor, Harvard Business School since           46 Funds        Unum-
Harvard Business School Trustee      present    1989.                                          55 Portfolios       Provident
Soldiers Field Road                                                                                                Corporation;
Boston, MA 02163                                                                                                   Newell
Age: 49                                                                                                            Rubbermaid
                                                                                                                   Inc.

Charles C. Reilly       Director/    1990 to    Self-employed financial consultant since          46 Funds         None
9 Hampton Harbor Road   Trustee      present    1990.                                          55 Portfolios
Hampton Bays, NY 11946
Age: 70

Kevin A. Ryan           Director/    1992 to    Founder and currently Director Emeritus of        46 Funds        Charter
127 Commonwealth Ave.   Trustee      present    The Boston University Center for the           55 Portfolios      Education
Chestnut Hill, MA 02467                         Advancement of Ethics and Character and                           Partnership
Age: 69                                         Director thereof from 1989 to 1999;                               Council
                                                Professor from 1982 to 1999 at Boston                              for
                                                University.                                                       Ethical
                                                                                                                  and
                                                                                                                  Spiritual
                                                                                                                  Education.

Roscoe S. Suddarth      Director/    2000 to    Former President, Middle East Institute from      46 Funds        None
7403 MacKenzie Court    Trustee      present    1995 to 2001.                                  55 Portfolios
Bethesda, MD 20817
Age: 66

Richard R. West         Director/    1978 to    Professor of Finance since 1984, and              46 Funds       Bowne &
Box 604                 Trustee      present    currently Dean Emeritus of New York            55 Portfolios     Co., Inc.;
Genoa, NV 89411                                 University, Leonard N. Stern School of                            Vornado
Age: 64                                         Business Administration.                                         Realty
                                                                                                                 Trust;
                                                                                                                 Alexander's
                                                                                                                 Inc.

Edward D. Zinbarg       Director/    1994 to    Self-employed financial consultant since          46 Funds       None
5 Hardwell Road         Trustee      present    1994.                                          55 Portfolios
Short Hills, NJ 07078
Age: 67


*The Director's/Trustee's term is unlimited.




                        Position(s)   Length
                        Held          of Time
Name, Address & Age     with Fund     Served*   Principal Occupation(s) During Past 5 Years

Fund Officers

Donald C. Burke         Vice         1993 to    First Vice President of FAM and MLIM since 1997 and the Treasurer
P.O. Box 9011           President    present    thereof since 1999; Senior Vice President and Treasurer of Princeton
Princeton,              and          and        Services since 1999; Vice President of FAMD since 1999; Vice President
NJ 08543-9011           Treasurer    1999 to    of FAM and MLIM from 1990 to 1997; Director of Taxation of MLIM since
Age: 41                              present    1990.


B. Daniel Evans         Vice         2002 to    Director of Merrill Lynch Investment Managers since 2000 and a Vice
P.O. Box 9011           President    present    President from 1995 to 2000. He has been a portfolio manager since 2001.
Princeton, NJ 08543-9011
Age: 57


David Clayton           Secretary    2002 to    Vice President of MLIM since 2000. Attorney in private practice from
P.O. Box 9011                        present    1995 to 2000.
Princeton, NJ 08543-9011
Age: 34


*Officers of the Fund serve at the pleasure of the Board of Directors/Trustees.



Further information about the Fund's Officers and Directors/Trustees is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.


Custodian
State Street Bank and Trust Company
One Heritage Drive, P2N
North Quincy, MA 02101


Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863